BOXLIGHT® Corporation







Interactive Learning Technologies

Forward Looking & Free Writing Prospectus Statements

BOXLIGHT Corporation

This presentation contains "forward-looking statements." Forward-looking statements reflect our current view about future events. When used in this presentation the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our business strategy, our future operating results, and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.

The presentation highlights basic information about us and the offering. It does not contain all of the information that you should consider before investing.

We have filed a registration statement including a prospectus with the SEC for the offering to which this presentation relates. The registration statement became effective on January 30, 2017, and recently amended on August 11th, 2017. Before you invest, you should read the prospectus in the registration statement (including the risk factors described therein) and other documents we have filed with the SEC for more complete information about us and the offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus relating to the offering may be obtained from Boxlight Corporation, Investor Relations, 1045 Progress Circle, Lawrenceville, GA 30043, Telephone: 360-464-4478, email investor.relations@boxlight.com or visit www.boxlight.com.

IPO Overview

Issuer	Boxlight Corporation
Exchange/Ticker	NasdaqCM: BOXL
Offering Size	Up to 1,000,000 Shares of Class A Common Stock
Price	$7.00 per share
Pre-Money Valuation	$36.06 Million
Use of Proceeds	Working capital, debt retirement and other general corporate purposes











BOXLIGHT Corporation

Interactive Learning Technologies

We develop, sell, and service interactive classroom technology for the global learning & education market.

We're a vertically integrated total solution provider for sales, support, engineering and manufacturing, software and content development, installation, training, consulting and maintenance.



Company Timeline

SEP 2014 TO MAY 2016
- Incorporated
- Mark Elliott, CEO
- Sheri Lofgren, CFO
- Hank Nance, COO
- M&A negotiations, including Boxlight and Mimio

MAY 2016
Acquired Mimio
- Interactive classroom technologies, including instruction software
- 650,000 classrooms
- Founded at MIT
- Owned by Newell Rubbermaid and Skyview Capital



JULY 2016
Acquired Boxlight
- Interactive technologies including projectors and panels
- Global sales channel
- Introduced the first flat panel plasma display
- Launched the first interactive projector

JULY 2016 TO AUG 2017
- Optimization and integration of product suite, sales channel, marketing, ERP system, vendor relations and logistics
- Launched EMEA market, experienced sales team

TODAY
- Nasdaq IPO candidate
- Positioned to be leader in K12 education technology

Growing and Expanding

BOXLIGHT Corporation

PRODUCTS IN

60 COUNTRIES

SOFTWARE IN

32 LANGUAGES

HELPING CHILDREN LEARN IN

850,000+ CLASSROOMS

GLOBAL PARTNERS

500+ RESELLERS

GREAT CUSTOMERS IN

Gwinnett County Public Schools
Klein ISD Promise2Purpose
Dallas Independent School District
CCPS
Atlanta Public Schools Making A Difference
WCS Williamson County Schools
Fort Worth Independent School District
The Baltimore County Public Schools
Henry County Public Schools

Change the Classroom. Change the World.
The World We Helped Create.

BOXLIGHT Corporation

If I'm not learning the way you teach,
maybe you should teach the way I learn.



1900



2000



2017

EDUCATION TECHNOLOGY PROGRESSION

The Boxlight Classroom



Whole-Class Learning
Assessment for Learning
Improved Student Outcomes
STEM
Collaborative Learning

Boxlight provides whole-class learning, small-group collaboration, formative assessment and STEM-based learning. Our services include software and classroom technology that enable teachers to easily and effectively enhance student outcomes and build essential skills: critical thinking, collaboration, communication and creativity.

Whole-Class Learning Solutions

BOXLIGHT Corporation



Whole-class learning is a key aspect in the modern classroom. It provides multi-modal learning capabilities and opens the world to the classroom.

- Effective, engaging and easy way to provide teacher-led instruction, ***no matter the budget***
- 4K touch-technology to a 130-inch brilliant projected area
- Software allows teachers to teach from anywhere in the room, ***using almost any content***



CLASSROOM SOFTWARE
$45-$225



INTERACTIVE FLAT PANEL DISPLAYS
$3,499-$7,999



STANDARD AND INTERACTIVE PROJECTORS
$499-$4,999



INTERACTIVE TOUCHBOARD
$1,149-$1,299



PORTABLE IWB
$895

Collaborative Learning



Studies show that collaborative learning teams develop higher-level thinking and retain information longer. Collaborative and cooperative learning brings a deeper understanding of content, increased overall achievement, higher motivation, improved confidence and teamwork skills.

- Facilitate ***group learning*** through interactive displays, tables, boards and student devices
- Varied tools to ***fit students' learning styles***
- Build skills important for ***success in today's classroom and beyond***



COLLABORATION APP
$200-$700



WIRELESS TABLET
$299



INTERACTIVE TABLE
$6,999

Assessment for Learning



Assessment is a key piece of the learning cycle. It helps to benchmark student comprehension of critical skills and their knowledge base. With assessment we can better recognize which students need more whole-class learning, more team and small-group work, or more one-to-one focus.

- Tools for ***real-time formative assessment to summative assessment***
- Gauge understanding and ***personalize learning***



ASSESSMENT APP
$200-$700



ASSESSMENT CLICKER
$1,599

STEM

BOXLIGHT Corporation



"**TOP 5 TAKEAWAYS** from ISTE 2016"

SCHOLASTIC

The key to students' success is not only to learn science, technology, engineering and math, but also to understand how those disciplines apply to the world around them. Students need to develop the critical skills that will enable them to be tomorrow's engineers and innovators.

- Inquiry-based learning in a variety of science fields: biology, chemistry, physics, environmental science and geography
- Labdisc - An entire lab of equipment made ***affordable and portable***
- Document camera allows students to see ***HD images and video*** of nature and science



PORTABLE STEM LAB
$599-$699



MOBILE LAB CART
$10,299-$11,899



DOCUMENT CAMERA
$499

Seamless Integration

BOXLIGHT Corporation

WHOLE-CLASS EMBEDDED CURRICULUM


BOXLIGHT
mimio
Our Heart Rate

ASSESS STUDENT LEARNING


2. How many chambers are in the heart and how many pumps?
4 chambers and 1 pump
4 chambers and 2 pumps
2 chambers and 4 pumps
4 chambers and 4 pumps

STUDENT RESPONSE



GATHER DATA



ANALYZE DATA

Our Software and Learning Community | The Differentiator

BOXLIGHT Corporation



MimioConnect
MimioMobile
Starter Pack





Plant Cell

ONLINE EDUCATOR COMMUNITY

- Lessons and Activities
- Forums and Resources
- Training
- Support

ENABLING SOFTWARE

- Laptops & Tablets
- Windows, Mac and Android
- STEM Software
- Annotation, Curriculum and Network Tools
- Network Hardware Control and Monitoring
- Natively Supports Competitive Solutions

CLASSROOM SOFTWARE

- Lesson Plan Development
- Presentation and Control
- Connectivity
- Security
- Assessment
- Boxlight Proprietary

Awards

Tech&Learning
Best of BETT 2017
Labdisc

District Administration 2016:
Readers' Choice Top 100
MimioStudio with
MimioMobile

2016 Award of Excellence
Tech & Learning Magazine
MimioTeach

2016 Cool Tool Award
MimioMobile App
MimioStudio Software

2016 Tech & Learning ISTE
Best in Show Award
P12 Projector Series

American Business
Awards 2015

District Administration 2015
Readers' Choice Top 100
MimioTeach

2015 Award of Excellence
Tech & Learning Magazine
MimioMobile and
MimioStudio

2014 Award of Excellence
Tech & Learning Magazine
MimioMobile and
MimioStudio

eSchool News 2014-15
Readers' Choice Award
MimioConnect Online
Teaching Community

Complete Interactive Classroom


Whole-Class Learning
Assessment for Learning
STEM
Collaborative Learning
Whole-Class Learning
Assessment for Learning
MimioStudio
classroom software
STEM
Collaborative Learning

SUPPORTED WITH

TRAINING & CUSTOMIZATION | AWARDING WINNING CUSTOMER SUPPORT | ONLINE EDUCATOR COMMUNITY | WARRANTIES | LAMPS FOR LIFE

Competitive Landscape

	Interactive Whiteboard	Portable Interactive White Board	Interactive Projectors	Standard Projectors	Lamps-For-Life Bulb Maintenance	Interactive Flat Panel	Interactive Table	Interactive Software for lesson creation and presentation	Natively import and run legacy lesson plans (Mimio/SMART/Promethean/PowerPoint)	Integrated Document Camera	Height adjustable (electronic/manual), tilt, mobile mounts	Audio (auxiliary speakers and microphone)	Wireless Pad for teacher/ student remote control	BYOD support Apple/Android/Chromebook/Windows	Voting Devices	STEM Portable Data Logging Device	Online User Community
Boxlight	■	■	■	■	■	■	■	■	■	■	■	■	■	■	■	■	■
SMART	■					■		■			■			■			■
Promethean	■					■		■			■			■			■
Epson			■	■													
Flat Panel Wannabes						■											

BOXLIGHT Corporation

Integrated Solution Suite
Single Point of Accountability
Experienced Leadership & Sales
Total Solution Provider
American Owned
Channel Partner Friendly
Proven Track Record
Safe, Reliable, Easy Choice

SMART.

Reluctance to Innovate
Taiwanese Owned
C Level Turnover
Product Gaps
High Margin Necessity
Annual License Fees
Angry Customer Base
Disgruntled Partners
B&G Focus

Promethean

Reluctance to Innovate
Chinese Owned
C Level Turnover
Product Identity Crisis
Forced Software Migration
Product Gaps
Direct Sales Competition
Angry Customer Base
Disgruntled Partners

EPSON

Projectors Only
Software Dependent
Low Margins for Partners
Direct Sales Competition
Product & Support Gaps
Laser Touch Projector Issues

Wannabes

One Trick Pony
Flat Panel Only
No Import Features
Product Gaps
Support Issues
Point Solution
Finger Pointing

Global Smart Education and Learning Market

BOXLIGHT Corporation

> The smart education and learning market is estimated to grow from $193 billion in 2016 to $586 billion by 2021 at CAGR of 25%

DRIVING FACTORS:

- Connectivity of handheld devices
- Increased collaboration between hardware and content
- Increased focus on eLearning
- Technological advancements

- Research and Markets
January 2017

Classroom Interactive Display Market

BOXLIGHT Corporation

United States



Annual Volumes and Value
Annual sales
Value $ M
Replacement market is kicking in significantly
Volumes - Thousands
Value - Billions (US$)
400
200
0
2.0
1.6
1.2
0.8
0.4
0.0
$0.5
$0.4
$0.4
$0.4
$0.6
$0.8
$0.9
$1.2
$1.4
$1.8
215
177
156
116
144
180
213
248
296
358
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

EMEA



Annual Volumes and Value
Volumes
Value $ M
Volumes - Thousands
Value - Billions (US$)
600
400
200
0
2.0
1.6
1.2
0.8
0.4
0.0
$0.8
$0.6
$0.9
$1.1
$0.9
$1.0
$1.1
$1.4
$1.6
$1.9
395
290
341
465
289
263
291
323
361
408
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Global



Annual Interactive Displays, volume and value
Annual sales
Value $ B
2011 - 2016 CAGR: 8% volume
18% value
2016 - 2021 CAGR: 0% volume
11% value
Volumes - Thousands
Value - Billions (US$)
1,600
1,200
800
400
0
6
5
4
3
2
1
0
1.4
2.0
2.0
2.3
2.8
3.3
3.7
4.1
4.5
5.0
5.7
1,038
1,319
1,333
1,314
1,485
1,560
1,564
1,565
1,532
1,518
1,557
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Futuresource Consulting Ltd
February 20, 2017

Global Classroom Penetration - Interactive Displays



UK
92%
N. Americas
67%
EMEA
22%
Asia
24%
Latam
7%

Classrooms	4m	5m	15m	19m

Futuresource Consulting Ltd
February 20, 2017

Why Boxlight?

BOXLIGHT Corporation

MARKET

- Large and growing market
- Replacement market

PROVEN LEADERSHIP TEAM

- Winning leadership team and BOD
- Track record of success & relationships

GLOBAL BRAND RECOGNITION

- Outstanding customer base
- Industry awards for innovation and service

OPTIMIZED GLOBAL DISTRIBUTION

- Channel sales only
- Local and loyal
- Sales base for new technologies and growth

COMPREHENSIVE INTEGRATED SOLUTION SUITE

- Award-winning products, services and support
- Software natively supports competitors platforms
- Protects customers investments

STRONG SUITE OF INTELLECTUAL PROPERTY

- Multiple patents on our interactive products

SUPPORT INFRASTRUCTURE

- Scalable ERP
- Partner marketing support

NEED FOR DISRUPTIVE THOUGHT-LEADER

- Fragmented market
- Weakened competitors
- Ideal market for consolidation

Merger and Acquisition Strategy

1. Distribution
Worldwide

- EMEA
- Latin America
- Asia

2. Solutions
Comprehensive, Integrated Suite

- Classroom collaboration
- Handheld connectivity
- Hardware integration into Mimio Studio
- Personalized learning and assessment
- Interactive content
- Professional development and services
- New technologies (STEM, 3D printing, robotics, virtual reality)


DISTRIBUTION
SOLUTIONS

Leadership Team

BOXLIGHT Corporation

				
MARK ELLIOTT CEO	MICHAEL POPE PRESIDENT	HANK NANCE COO	SHERI LOFGREN CFO	PAT HENRY EVP SALES
Promethean, President	**Vert Capital**, Managing Dir.	**Boxlight**, President	**Logical Choice**, CFO	**Promethean**, VP of Marketing
Apple, Senior Director	**Taylor Family**, CFO / COO	**Projector.com**, General Manager	**Tarica & Whittemore**, Audit Mgr.	**Apple**, Senior Manager
E3 Corporation, President	**Omniture**, Sr. SEC Reporting	**Prine Construction**, Project Manager	**KPMG**, Senior Accountant	**McGraw-Hill**, Sales Manager

Board of Directors

BOXLIGHT Corporation









ROBIN RICHARDS	RUDY CREW	TIFFANY KUO	MARK ELLIOTT	MICHAEL POPE	DALE STRANG	STEVE HIX
Career Arc	Medgar Evers College	Multiply Labs	Promethean	Vert Capital	Healthline Media	Circle Technology
Blackboard Connect	Miami-Dade Schools	Deloitte	Apple	Omniture	SpinMedia	Infocus
Mp3.com	NYC School District	Everest Display	E3 Corporation	Grant Thornton	Viximo	Planar

Pipeline

$280 Million Pipeline

Existing opportunities in major school districts:

- Dallas Independent School District
- Baltimore County Schools
- Palm Beach County Schools
- Coweta County Schools
- Klein Independent School District
- Clayton County Schools
- Warren Consolidated Schools
- Nacogdoches Independent Schools
- Cyprus Fairbanks Independent Schools
- Guadalajara Mexico Tender
- Alvin Independent Schools
- Rockwall Independent Schools
- Henry County Schools
- Broward County Schools

$8 Million in Backorders

Purchase orders in hand include:

- Monroe County Schools, WA - $1,500,000
- Atlanta Public Schools, GA - $650,000
- Connellsville Schools, PA - $600,000
- Woodhaven-Brownstown, MI - $575,000
- Henry County Schools, GA - $300,000
- McMinn County Schools, TN - $300,000
- Orange County Schools, FL - $300,000



Consolidated Pro Forma Statements of Operations

(in thousands)	Year Ended Dec 31, 2016		YTD June 30, 2017		YTD June 30, 2016	
Revenues	$	25,391	$	10,179	$	12,039
Cost of revenues		16,809		7,268		7,713
Gross profit		8,582		2,911		4,326
Operating expenses		11,240		5,052		5,431
Other income (expense)		(1,036)		(234)		(162)
Net Loss	$	(3,694)	$	(2,375)	$	(1,267)
EBITDA	$	(1,971)	$	(1,724)	$	(728)
Adjusted EBITDA	$	(1,077)	$	(1,229)	$	(556)

Capitalization

(in thousands)	Actual June 30, 2017		Pro Forma as Adjusted - Minimum		Pro Forma as Adjusted - Maximum	
Cash and cash equivalents	$	825	$	2,757	$	7,035
Short-term debt	$	3,803	$	3,803	$	3,803
Long-term debt	$	4,139	$	-	$	-
Stockholders' equity:						
Common stock				1		1
Additional paid-in capital		9,200		15,270		19,548
Accumulated deficit		(7,864)		(7,864)		(7,864)
Other comprehensive income (loss)		(29)		(29)		(29)
Total stockholders' equity	$	1,307	$	7,378	$	11,656
Total capitalization	$	9,249	$	11,181	$	15,459

Capitalization Table

Class A Common Stock	Number of Shares
Common Shares Outstanding before offering	5,151,184
Common shares outstanding after offering upon automatic conversion of Series B and Series C preferred	7,919,953 MIN 8,577,096 MAX
Common stock outstanding after offering	8,808,267 MIN 9,465,410 MAX

The advantage which Boxlight and Mimio have together is they are now a heavyweight and have a good portfolio of interactive hardware and software, which makes it a one-stop solution for all interactive display requirements for educational institutions.

"In the next five years, Beige Market Intelligence expects the competitive scenario to change and Boxlight to emerge as the leading vendor in the worldwide interactive display market in the education sector."

Beige Market Intelligence, May 2016

Thank You!

Boxlight Corporation
Tel: (360) 464-4478
investor.relations@boxlight.com
www.boxlight.com